Exhibit 10.10

EXECUTION VERSION

AMENDED AND RESTATED

GUARANTEE AND COLLATERAL AGREEMENT

Dated as of August 12, 2016,

Effective as of September 20, 2016,

among

CLAIRE’S INC.,

CLAIRE’S STORES, INC.,

as Borrower,

each Subsidiary Loan Party,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.01.	Credit Agreement	1
Section 1.02.	Other Defined Terms	1

ARTICLE II
GUARANTEE

Section 2.01.	Guarantee	4
Section 2.02.	Guarantee of Payment	5
Section 2.03.	No Limitations, Etc	5
Section 2.04.	Reinstatement	6
Section 2.05.	Agreement To Pay; Contribution; Subrogation	6
Section 2.06.	Information	7
Section 2.07.	Maximum Liability	7
Section 2.08.	Payment Free and Clear of Taxes	7

ARTICLE III
PLEDGE OF SECURITIES

Section 3.01.	Pledge	8
Section 3.02.	Delivery of the Pledged Collateral	8
Section 3.03.	Representations, Warranties and Covenants	10
Section 3.04.	Registration in Nominee Name; Denominations	11
Section 3.05.	Voting Rights; Dividends and Interest, Etc	12

ARTICLE IV
SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01.	Security Interest	13
Section 4.02.	Representations and Warranties	15
Section 4.03.	Covenants	18
Section 4.04.	Other Actions	21
Section 4.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	21

ARTICLE V
REMEDIES

Section 5.01.	Remedies Upon Default	23
Section 5.02.	Application of Proceeds	24

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT dated as of August 12, 2016, and effective as of September 20, 2016 (this “Agreement”), among CLAIRE’S INC., a Delaware corporation (“Holdings”), CLAIRE’S STORES, INC., a Florida corporation (the “Borrower”), each Subsidiary Loan Party and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Secured Parties (as defined below).

Reference is made to the Second Amended and Restated Credit Agreement dated as of August 12, 2016, and effective as of September 20, 2016 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto from time to time and the Administrative Agent.

The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Loan Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All capitalized terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)    The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” has the meaning assigned to such term in the Credit Agreement.

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.

“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.

“Collateral” means the collective reference to Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, any right granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule II, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property (but excluding “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(e) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Guarantors” means Holdings (prior to a Borrower Qualified IPO), and the Subsidiary Loan Parties.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Administrative Agent.

“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule II hereto.

“Loan Document Obligations” has the meaning assigned to such term in the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” has the meaning assigned to such term in the Credit Agreement.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Permitted Liens” means any Lien permitted by Section 6.02 of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 3.01.

“Pledgor” shall mean the Borrower and each Guarantor.

“Secured Parties” means (a) the Lenders (and any Affiliate of a Lender designated by the Borrower as a provider of cash management services to which any obligation referred to in clause (c) of the definition of the term Obligations is owed), (b) the Administrative Agent, (c) each Issuing Bank, (d) each counterparty to any Swap Agreement entered into with a Loan Party or any Affiliate of a Loan Party, the obligations under which constitute Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and permitted assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Subsidiary Loan Party” means any Subsidiary that is a party hereto or any Subsidiary that becomes a party hereto pursuant to Section 7.16.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

ARTICLE II

GUARANTEE

Section 2.01.    Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Administrative Agent, for the ratable benefit of the Secured Parties, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives presentment to, demand or payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02.    Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

Section 2.03.    No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.15 and except as provided in Section 2.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:

(i)    the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii)    any rescission, waiver, amendment or modification of, increase in the Obligations with respect to, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii)    the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Secured Party for the Obligations;

(iv)    any default, failure or delay, willful or otherwise, in the performance of the Obligations;

(v)    any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Obligations);

(vi)    any illegality, lack of validity or enforceability of any Obligation;

(vii)    any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any Obligation;

(viii)    the existence of any claim, set-off or other rights that the Guarantors may have at any time against the Borrower, the Administrative Agent, any other Secured Party or any other person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(ix)    any action permitted or authorized hereunder; or

(x)    any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any Guarantor or any other guarantor or surety.

Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities). The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.

Section 2.04.    Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.

Section 2.05.    Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash or immediately available funds the amount of such unpaid Obligation. Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this guarantee or any other guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower, or other Loan Party or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

Section 2.06.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other, Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 2.07.    Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, the Administrative Agent and each Secured Party hereby confirms that it is the intention of all such Persons that this guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

Section 2.08.    Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by any Loan Party are required to be made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor mutatis mutandis.

ARTICLE III

PLEDGE OF SECURITIES

Section 3.01.    Pledge. As security for the payment or performance, as the case may be, in full of its Obligations, each Pledgor hereby assigns and pledges to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule I) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i)(A) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary directly owned by such Pledgor, (B) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Qualified CFC Holding Company directly owned by such Pledgor, (C) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a first tier Foreign Subsidiary, or (D) any issued and outstanding Equity Interests of any Qualified CFC Holding Company that is not a “first tier” Qualified CFC Holding Company, (ii) to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares or similar shares, such shares or nominee or other similar shares, (iii) any Equity Interests with respect to which a grant of security is not required by reason of Section 5.10(g) of the Credit Agreement, or (iv) any Equity Interests of a Subsidiary (which Subsidiary is set forth on Schedule 1.01A to the Credit Agreement) to the extent that, as of the Second Restatement Effective Date, and for so long as, such a pledge of such Equity Interests would violate applicable law or an enforceable contractual obligation binding on or relating to such Equity Interests; (b)(i) the debt obligations listed opposite the name of such Pledgor on Schedule I, (ii) any debt securities in the future issued to such Pledgor and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt securities (the “Pledged Debt Securities”); (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the property referred to in clauses (a) and (b) above; (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Section 3.02.    Delivery of the Pledged Collateral. (a) Each Pledger agrees promptly to deliver or cause to be delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests or (ii) promissory notes or other instruments evidencing Indebtedness required to be delivered pursuant to paragraph (b) of this Section 3.02. If any Pledged Stock that is uncertificated on the Second Restatement Effective shall hereafter become certificated, the applicable Pledgor shall promptly cause the certificate or certificates representing Pledged Stock to be delivered to the Administrative Agent, as agent for the Secured Parties, together with the accompanying stock powers or other documentation required by Section 3.02(c). None of the Pledgors shall permit any other party to “control” (for purposes of Section 8-106 of the New York UCC (or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose law applies)) any uncertificated securities that constitute Pledged Collateral other than the Administrative Agent, as agent for the Secured Parties.

(b)    Each Pledgor will cause any Indebtedness for borrowed money having an aggregate principal amount in excess of $5.0 million (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings, the Borrower and its Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to such Pledgor by any person to be evidenced by a duly executed promissory note that is pledged and delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Administrative Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (f), (h) or (i) of the Credit Agreement unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c)    Upon delivery to the Administrative Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(d)    In the event any Pledged Securities constitute uncertificated securities and the issuer thereof is not a party hereto, the applicable Pledgor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause such issuer to agree to comply with instructions from the Administrative Agent without further consent of any Pledgor or (ii) cause such issuer to register the Administrative Agent as the registered owner of such uncertificated security.

Section 3.03.    Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Administrative Agent, for the ratable benefit of the Secured Parties, that:

(a)    Schedule I correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement, or (ii) delivered pursuant to Section 3.02(b);

(b)    the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable (other than with respect to Pledged Stock consisting of membership interests of limited liability companies to the extent provided in Sections 18-502 and 18-607 of the Delaware Limited Liability Company Act) and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c)    except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d)    other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e)    each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)    other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g)    by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary, or any Qualified CFC Holding Company) are delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Administrative Agent will obtain, for the ratable benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Permitted Liens, as security for the payment and performance of the Obligations;

(h)    each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and agrees to transfer record ownership of the securities issued by it in connection with any request by the Administrative Agent; and

(i)    the Pledgors shall not amend, or permit to be amended, the limited liability company agreement (or operating agreement or similar agreement) or partnership agreement of any Subsidiary of any Loan Party whose Equity Interests are, or are required to be, Collateral in a manner to cause such Equity Interests to not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction unless such Loan Party shall have first delivered 30 days written notice to the Administrative Agent and shall have taken all actions contemplated hereby and as otherwise reasonably required by the Administrative Agent to maintain the security interest of the Administrative Agent therein as a valid, perfected, first priority security interest (subject to Permitted Liens).

Section 3.04.    Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Administrative Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

Section 3.05.    Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgors of the Administrative Agent’s intention to exercise its rights hereunder:

(i)    Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that, except as permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii)    The Administrative Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii)    Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise and (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities in .connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent).

(b)    Upon the occurrence and during the continuance of an Event of Default and after notice by the Administrative Agent to the Borrower of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Administrative Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that even after the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (i), subclause (iii) and subclause (v) of Section 6.06(b) of the Credit Agreement. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent, for the ratable benefit of the Secured Parties, and shall be forthwith delivered to the Administrative Agent, for the ratable benefit of the Secured Parties in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c)    Upon the occurrence and during the continuance of an Event of Default and after notice by the Administrative Agent to the Borrower of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

ARTICLE IV

SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01.    Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)    all Accounts;

(ii)    all Chattel Paper;

(iii)    all cash and Deposit Accounts;

(iv)    all Documents;

(v)    all Equipment;

(vi)    all General Intangibles;

(vii)    all Instruments;

(viii)    all Inventory;

(ix)    all Investment Property;

(x)    all Letter of Credit Rights;

(xi)    all Commercial Tort Claims;

(xii)    all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xiii)    all books and records pertaining to the Article 9 Collateral; and

(xiv)    to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in, and the definitions of “Security Interest” and “Article 9 Collateral” shall not include, (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any assets (including Equity Interests), whether now owned or hereafter acquired, with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.10 of the Credit Agreement would not be required to be satisfied by reason of Section 5.10(g) of the Credit Agreement if hereafter acquired, (c) any property excluded from the definition of Pledged Collateral by virtue of the proviso to Section 3.01 hereof, (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (e) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (f) any Equipment owned by any Pledgor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment.

(b)    Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledger is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide such information to the Administrative Agent promptly upon request.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor’ without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Administrative Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights unless required by the Administrative Agent, in its reasonable discretion.

(c)    The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

Section 4.02.    Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that:

(a)    Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

(b)    The information set forth in the schedules attached hereto is correct and complete, in all material respects, as of the Second Restatement Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Administrative Agent for filing in each governmental, municipal or other office specified in Schedule III (or specified by notice from the Borrower to the Administrative Agent after the Second Restatement Effective Date in the case of filings, recordings or registrations required by Section 5.10 of the Credit Agreement) constitute all the filings, recordings and registrations (except to the extent that filings are required to be made in the United States Patent and Trademark Office and the United States Copyright Office, or any similar office in any other jurisdiction, in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Administrative Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than the Uniform Commercial Code financings statements referred to above, and other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the Second Restatement Effective Date).

(c)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d)    The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e)    None of the Pledgors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Second Restatement Effective Date except as indicated on Schedule IV.

(f)    Except as set forth in Schedule V, as of the Second Restatement Effective Date, all Accounts have been originated by the Pledgors and all Inventory has been produced or acquired by the Pledgors in the ordinary course of business.

(g)    As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:

(i)    The Intellectual Property Collateral set forth on Schedule II includes all of the material Patents (and Patents for which United States applications are pending), domain names, registered Trademarks, (and Trademarks for which United States registration applications are pending), registered Copyrights (and Copyrights for which United States registration applications are pending) and material IP Agreements owned by such Pledgor as of the Second Restatement Effective Date.

(ii)    The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part (except for office actions issued in the ordinary course by the United States Patent and Trademark Office or any similar office in any foreign jurisdiction), and, to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii)    Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iv)    With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v)    Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 4.03.    Covenants. (a) Each Pledgor agrees to provide at least 10 days’ prior written notice to the Administrative Agent of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its “location” (determined as provided in UCC Section 9-307). Each Pledgor agrees promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral (subject only to Permitted Liens), for the ratable benefit of the Secured Parties. Each Pledgor agrees promptly to notify the Administrative Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.

(b)    Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Administrative Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c)    Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Administrative Agent, for the ratable benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Administrative Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, or IP Agreements; provided that any Pledgor shall have the right, exercisable within 30 days after the Borrower has been notified by the Administrative Agent of the specific identification of such Article 9 Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Administrative Agent of the specific identification of such Article 9 Collateral.

(d)    After the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e)    At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Administrative Agent or any Secured

Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f)    Each Pledgor (rather than the Administrative Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(g)    None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement and the other provisions hereof. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral and each Pledgor shall remain at all times in possession of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement and the other provisions hereof.

(h)    None of the Pledgors will, without the Administrative Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices or as otherwise permitted under the Credit Agreement.

(i)    Each Pledgor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Administrative Agent and shall be additional Obligations secured hereby.

Section 4.04.    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, for the ratable benefit of the Secured Parties, the Administrative Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)    Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Pledgor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b)    Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security, such Pledgor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Administrative Agent of such uncertificated securities and (i) upon the Administrative Agent’s reasonable request or (ii) upon the occurrence and during the continuance of an Event of Default, such Pledgor shall pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (x) cause the issuer to agree to comply with instructions from the Administrative Agent as to such security, without further consent of any Pledgor or such nominee, or (y) cause the issuer to register the Administrative Agent as the registered owner of such security.

(c)    Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million, such Pledgor shall promptly notify the Administrative Agent thereof in a writing signed by such. Pledgor, including a summary description of such claim, and grant to the Administrative Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.05.    Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by the Credit Agreement: (a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b)    Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark and (iii) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

(c)    Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use a copyright notice as necessary and sufficient to establish and preserve its rights under applicable copyright laws.

(d)    Each Pledgor shall notify the Administrative Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e)    Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Administrative Agent on an annual basis of each application filed by itself, or through any agent, affiliate, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each application filed by itself, or through any agent, employee, affiliate, licensee or designee, for registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Patent, Trademark or Copyright.

(f)    Each Pledgor shall exercise its reasonable business judgment consistent with past practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)    In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Administrative Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

ARTICLE V

REMEDIES

Section 5.01.    Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase in cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02.    Application of Proceeds. The Administrative Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral, as well as any Collateral consisting of cash, as follows: FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, and all other fees, indemnities and other amounts owing or reimbursable to the Administrative Agent under any Loan Document in its capacity as such; SECOND, to payment of all fees, indemnities and other amounts (other than principal and interest) payable to the Issuing Bank in capacity as such and of any amount required to be paid to the Issuing Bank by any Revolving Facility Lender pursuant to Section 2.05(e) and (h) of the Credit Agreement and not paid by such Revolving Facility Lender (which shall be payable to the Administrative Agent if the Administrative Agent advanced such payment to the Issuing Bank in anticipation of such payment by such Revolving Facility Lender and otherwise, to the Issuing Bank); THIRD, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Obligations owed to them on the date of any such distribution, which in the case of Letters of Credit, shall be paid by deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Issuing Bank and the Lenders, an amount in cash in U.S. Dollars equal to the aggregate Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon); and FOURTH, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

If, after receipt of any payment which is applied to the payment of all or any part of any Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender and the Borrower shall be liable to pay to the Administrative Agent and the Lenders, and shall indemnify the Administrative Agent and the Lenders and holds the Administrative Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this paragraph shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent’s and the Lenders’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this paragraph shall survive the termination of this Agreement.

Section 5.03.    Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

Section 5.04.    License. For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Article V or otherwise in connection with this Agreement, each Grantor hereby grants to the Administrative Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property Collateral.

ARTICLE VI

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01.    Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an Obligation of the Borrower, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 6.02.    Contribution and Subrogation. Each Guarantor (other than Holdings) (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor (other than Holdings) hereunder in respect of any Obligation or assets of any other Guarantor (other than Holdings and the Borrower) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the Second Restatement Effective Date and the denominator shall be the aggregate net worth of all the Guarantors on the Second Restatement Effective Date (or in the case of any Guarantor becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.

Section 6.03.    Subordination; Subrogation. (a) Each Guarantor hereby subordinates any and all debts, liabilities, receivables, advances and other Obligations owed to such Guarantor by each other Loan Party of whatever nature at any time outstanding (the “Subordinated Obligations”) to the Obligations to the extent and in the manner hereinafter set forth in this Section 6.03:

(i)    Prohibited Payments, Etc. Except during the continuance of an Event of Default, each Guarantor may receive payments, receivables or advances from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations until the Obligations have been paid in full in cash or immediately available funds.

(ii)    Prior Payment of Guaranteed Obligations. In any proceeding under the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash or immediately available funds of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, whether or not constituting an allowed claim in such proceeding (Post-Petition Interest)) before such Guarantor receives payment of any Subordinated Obligations.

(iii)    Turn-Over. After the occurrence and during the continuance of any Event of Default, each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

(iv)    Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post-Petition Interest).

(b)    Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of the guarantee set forth in Article II or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under the guarantee set forth in Article II shall have been paid in full in cash or immediately available funds, all Letters of Credit and all Swap Agreements secured hereunder shall have expired or been terminated or cash collateralized (pursuant to arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank) and the Commitments shall have expired, terminated or shall have been cash collateralized (pursuant to arrangements reasonably satisfactory to the Administrative Agent and the Issuing Bank). If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash or immediately available funds of the Obligations and all other amounts payable under the guarantee set forth in Article II and (b) the latest date of expiration or termination or cash collateralization of all Letters of Credit and all Swap Agreements secured hereunder and termination or expiration of all Commitments, such amount shall be received and held in trust for the ratable benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under the guarantee set forth in Article II, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Obligations or other amounts payable under such guarantee thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Obligations, (ii) all of the Obligations and all other amounts payable under the guarantee set forth in Article II shall have been paid in full in cash or immediately available funds, (iii) the Revolving Facility Maturity Date shall have occurred and (iv) all Letters of Credit and all Swap Agreements secured hereunder shall have expired or been terminated, the Administrative Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment made by such Guarantor pursuant to such guarantee.

ARTICLE VII

MISCELLANEOUS

Section 7.01.    Notices. All communications and notices hereunder shall (except as otherwise permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Loan Party shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement.

Section 7.02.    Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).

Section 7.03.    Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.04.    Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

Section 7.05.    Successors and Assigns. Whenever in this Agreement any of the .parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent. The Administrative Agent hereunder shall at all times be the same person that is the Administrative Agent under the Credit Agreement. Written notice of resignation by the Administrative Agent pursuant to the Credit Agreement shall also constitute notice of resignation as the Administrative Agent under this Agreement. Upon the acceptance of any appointment as the Administrative Agent under the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent pursuant hereto.

Section 7.06.    Administrative Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b)    Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 9.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution, delivery or performance of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and other transactions contemplated hereby, (ii) the use of proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

Section 7.07.    Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Administrative Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral, (e) to send verifications of Accounts to any Account Debtor, (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral and (h) to-use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.08.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.09.    Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

Section 7.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.12.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually signed original.

Section 7.13.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.14.    Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of

America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor, or its properties, in the courts of any jurisdiction.

(b)    Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.15.    Termination or Release. (a) This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement, the Revolving L/C Exposure has been reduced to zero (or cash collateralized or supported by back-to-back letter of credit in form and substance and from an issuing bank satisfactory to the Administrative Agent and the Issuing Bank) and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b)    A Subsidiary Loan Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary of the Borrower or otherwise ceases to be a Guarantor; provided that such portion of the Lenders as shall be required by the terms of the Credit Agreement to have consented to such transaction (to the extent such consent is required by the Credit Agreement) shall have consented thereto and the terms of such consent did not provide otherwise.

(c)    Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d)    Upon the transfer by any Loan Party of Equity Interests in a “first tier Foreign Subsidiary or “first tier” Qualified CFC Holding Company to a “first tier” Foreign Subsidiary or “first tier” Qualified CFC Holding Company in accordance with Section 6.05(d) of the Credit Agreement, the pledge of Equity Interests so transferred shall be automatically released.

(e)    In connection with any termination or release pursuant to paragraph (a), (b), (c) and (d) of this Section 7.15, the Administrative Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements) and will duly assign and transfer to such Pledgor such of the Pledged Collateral that may be in the possession of the Administrative Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement; provided that the Administrative Agent shall not be required to take any action under this Section 7.15(e) unless such Pledgor shall have delivered to the Administrative Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Borrower or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the Credit Agreement and was consummated in compliance with the Loan Documents. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Administrative Agent.

Section 7.16.    Additional Subsidiaries. Upon execution and delivery by the Administrative Agent and any Subsidiary that is required to become a party hereto by Section 5.10 of the Credit Agreement of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

Section 7.17.    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.17 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such issuing Bank may have.

Section 7.18.    Intercreditor Agreements.

(a)    Anything herein to the contrary notwithstanding, the Liens and Security Interest granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of the Intercreditor Agreement and the ABL Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement or the ABL Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement or the ABL Intercreditor Agreement, as applicable, shall govern and control and no right, power, or remedy granted to the Administrative Agent hereunder or under any other Loan Document shall be exercised by the Administrative Agent, and no direction shall be given by the Administrative Agent, in each case in contravention of the Intercreditor Agreement or the ABL Intercreditor Agreement.

(b)    So long as the Collateral Agent under the Credit Agreement is acting as bailee and as agent for perfection on behalf of the Administrative Agent pursuant to the terms of the Intercreditor Agreement or the ABL Intercreditor Agreement, any obligation of any Loan Party in this Agreement that requires delivery of Collateral to, or the possession or control of Collateral by, the Administrative Agent shall be deemed to be complied with and satisfied if such delivery of Collateral is made to, or such possession or control of Collateral is by, the Collateral Agent under the Credit Agreement.

(c)    Any reference in this Agreement or any other Loan Document to a “first priority security interest” or words of similar effect in describing the Liens created hereunder or under any other Loan Document shall be understood to refer to such priority as set forth in the Intercreditor Agreement and the ABL Intercreditor Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CLAIRE’S INC.

By:	/s/ Stephen Sernett
Name:	Stephen Sernett
Title:	Secretary

CLAIRE’S STORES, INC.

By:	/s/ Stephen Sernett
Name:	Stephen Sernett
Title:	Secretary

CLAIRE’S PUERTO RICO CORP.

By:	/s/ Stephen Sernett
Name:	Stephen Sernett
Title:	Secretary

CBI DISTRIBUTING CORP.

By:	/s/ Stephen Sernett
Name:	Stephen Sernett
Title:	Secretary

[Amended and Restated Guarantee and Collateral Agreement]

CSI CANADA LLC

By:	/s/ Stephen Sernett
Name:	Stephen Sernett
Title:	Secretary

CLAIRE’S BOUTIQUES, INC.

By:	/s/ Stephen Sernett
Name:	Stephen Sernett
Title:	Secretary

CLAIRE’S CANADA CORP.

By:	/s/ Stephen Sernett
Name:	Stephen Sernett
Title:	Secretary

BMS DISTRIBUTING CORP.

By:	/s/ Stephen Sernett
Name:	Stephen Sernett
Title:	Secretary

[Amended and Restated Guarantee and Collateral Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Administrative Agent

By:	/s/ Bryan J. Matthews
Name:	Bryan J. Matthews
Title:	Authorized Signatory

By:	/s/ Jeremy Roberts Stern
Name:	Jeremy Roberts Stern
Title:	Authorized Signatory

[Amended and Restated Guarantee and Collateral Agreement]

EXHIBIT I

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [    ], 2016 is entered into among                     , a                      (the “New Subsidiary”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as administrative agent (the “Administrative Agent”) under that certain Second Amended and Restated Credit Agreement dated as of August 12, 2016, and effective as of September 20, 2016 (as the same may be amended, modified, extended, restated or amended and restated from time to time, the “Credit Agreement”) among Claire’s Stores, Inc., a Florida corporation, Claire’s Inc., a Delaware corporation, the Lenders party thereto, and the Administrative Agent.

Reference is also made to the Amended and Restated Guarantee and Collateral Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement ”), dated as of August 12, 2016, and effective as of September 20, 2016, by and among Claire’s Inc., Claire’s Stores, Inc., the Administrative Agent and each Subsidiary Loan Party which becomes a party to the Guarantee and Collateral Agreement from time to time, including, without limitation, those that become party thereto by executing a Joinder Agreement in substantially the form hereof in favor of the Administrative Agent for the Secured Parties under the Credit Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Guarantee and Collateral Agreement, as applicable.

The New Subsidiary and the Administrative Agent, for the benefit of the Secured Parties, hereby agree as follows:

1.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Subsidiary will be deemed to be a Subsidiary Loan Party under the Credit Agreement for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement, (b) all of the covenants set forth in Articles V and VI of the Credit Agreement and (c) all of the guaranty obligations set forth in Article II of the Guarantee and Collateral Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Sections 2.07 of the Guarantee and Collateral Agreement, hereby unconditionally guarantees, jointly and severally with the other Guarantors, to the Administrative Agent and the Lenders, as provided in Article II of the Guarantee and Collateral Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), such New Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.    The New Subsidiary agrees to become, and does hereby become, a Subsidiary Loan Party and Guarantor under the Guarantee and Collateral Agreement and agrees to have all of the obligations of a Subsidiary Loan Party and Guarantor and be bound by such Guarantee and Collateral Agreement as if originally a party thereto. The New Subsidiary hereby pledges, assigns and grants to the Administrative

Agent, its successors and assigns, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of the New Subsidiary’s right, title and interest in and to the Collateral, whether now owned or hereafter acquired, to secure the prompt and complete payment and performance of the Obligations.

3.    By its execution below, the New Subsidiary represents and warrants as to itself that all of the representations and warranties contained in the Guarantee and Collateral Agreement are true and correct in all respects as of the date hereof. The New Subsidiary represents and warrants that the supplements to the Schedules to the Guarantee and Collateral Agreement attached hereto are, as to the New Subsidiary, true and correct in all respects and such supplements set forth all information required to be scheduled under the Guarantee and Collateral Agreement as to the New Subsidiary. The New Subsidiary shall, subject to the provisions of the Guarantee and Collateral Agreement, take all steps necessary to perfect, in favor of the Administrative Agent, a first priority security interest in and lien against the New Subsidiary’s Collateral, including, without limitation, delivering all certificated Pledged Collateral to the Administrative Agent (and all other Collateral required to be delivered under the Guarantee and Collateral Agreement), and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated Pledged Collateral.

4.    If required, the New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Security Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

5.    The address of the New Subsidiary for purposes of Section 9.01 of the Credit Agreement is as follows:

[    ]

Attention:

Email:

6.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.

7.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

8.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the ratable benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[Signatures on following page.]

[INSERT NEW SUBSIDIARY ENTITY NAME]

By:
Name:
Title:

Acknowledged and accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

Signature Page to Joinder Agreement

SCHEDULE I

A.	Equity Interests

Name of Owner	Name of Issuer	Certificate Number	Class of Stock	Number of Shares or Other Interests
Claire’s Stores, Inc.	Claire’s Puerto Rico Corp.	001	Common	10
Claire’s Stores, Inc.	CBI Distributing Corp.	1	Common	100
Claire’s Boutiques, Inc.	CBI Distributing Corp.	2	Common	80
Claire’s Stores, Inc.	Claire’s Boutiques, Inc.	1	Common	100
Claire’s Stores, Inc.	Claire’s Canada Corp.	R-1	Common	100
Claire’s Stores, Inc.	Claire’s Canada Corp.	R-2	Common	1
Claire’s Canada Corp.	Claire’s Stores Canada Corp.	C-4	Common	6,500,065
Claire’s Canada Corp.	Claire’s Stores Canada Corp.	C-6	Common	3,250,000
CBI Distributing Corp.	BMS Distributing Corp.	01	Common	1,000
Claire’s Canada Corp.	CSI Canada LLC	1	Membership Interests	1 Membership Unit
Claire’s Stores, Inc.	Claire’s Swiss Holdings LLC	1	Membership Interests	65 Membership Interests
Claire’s Inc.	Claire’s Stores, Inc.	1	Common	100

A.	Debt Obligations

Name of Issuer - Claire’s Stores Canada Corp.

Principal Amount - $63,000,000 CAD

Date of Note - January 31, 2010

Maturity Date - January 31, 2020

SCHEDULE II

Intellectual Property Collateral

A.	Patents

None.

B.	Domain Names

arbeitenmitclaires.de

bijouxone.ch

clair.es

clair.eu

claires.ae

claires.at

claires.be

claires.bg

claires.ch

claires.cl

claires.cn

claires.co.id

claires.co.nz

claires.co.uk

claires.com.ar

claires.com.au

claires.com.br

claires.com.cn

claires.com.gr

claires.com.gt

claires.com.mt

claires.com.my

claires.com.ph

claires.com.pt

claires.com.sg

claires.com.tr

claires.com.ua

claires.com.vn

claires.de

claires.dk

claires.es

claires.au

claires.fi

claires.fr

claires.hk

claires.ie

claires.in

2

claires.it

claires.jp

claires.kr

claires.lu

claires.ly

claires.ma

claires.my

claires.nl

claires.pe

claires.ph

claires.pr

claires.pt

claires.quebec

claires.ro

claires.se

claires.sg

claires.tw

claires.ua

claires.vn

clairesaccessories.be

clairesaccessories.bg

clairesaccessories.cn

clairesaccessories.com.cn

clairesaccessories.com.pt

clairesaccessories.es

clairesaccessories.eu

clairesaccessories.it

clairesaccessories.nl

clairesaccessories.pt

clairesaccessoriesuk.co.uk

clairesaccessoriesuk.org.uk

clairesboutique.cn

claires.boutique.com.cn

clairesboutique.it

clairesboutiques.be

clairesboutiques.cn

clairesboutiques.com.cn

clairesboutiques.com.pt

clairesboutiques.es

clairesboutiques.eu

clairesboutiques.it

clairesboutiques.nl

clairesboutiques.pt

clairescanada.ca

clairescareers.co.uk

clairescareers.eu

3

clairesclub.at

clairesclub.be

clairesclub.ch

clairesclub.co.uk

clairesclub.com.pt

clairesclub.cz

clairesclub.de

clairesclub.es

clairesclub.eu

clairesclub.fr

clairesclub.hu

clairesclub.ie

clairesclub.it

clairesclub.lu

clairesclub.nl

clairesclub.pl

clairesclub.pt

clairesoffers.co.uk

clairesonline.co.uk

clairesonline.eu

clairessa.co.za

clairesstores.ae

clairesstores.cl

clairesstores.cn

clairesstores.co.id

clairesstores.co.nz

clairesstores.co.za

clairesstores.com.ar

clairesstores.com.au

clairesstores.com.br

clairesstores.com.gr

clairesstores.com.gt

clairesstores.com.mt

clairesstores.com.mx

clairesstores.com.ph

clairesstores.com.pl

clairesstores.com.sg

clairesstores.com.ua

clairesstores.com.vn

clairesstores.cz

clairesstores.dk

clairesstores.eu

clairesstores.gr

clairesstores.hu

clairesstores.ly

clairesstores.ma

4

clairesstores.mx

clairesstores.ph

clairesstores.pt

clairesstores.ru

clairesstores.sg

clairesstores.sk

clairesstores.vn

icing.cn

icing.com.mx

icing.com.pt

icing.es

icing.eu

icing.hu

icing.ie

icing.lu

icing.mx

icing.pt

icing.quebec

icingbyclaires.be

icingbyclaires.com.pt

icingbyclaires.es

icingbyclaires.eu

icingbyclaires.nl

icingbyclaires.pt

icingcanada.ca

icingcosmetics.co.uk

icingice.co.uk

icings.at

icings.be

icings.ch

icings.com.pt

icings.cz

icings.de

icings.es

icings.eu

icings.fr

icings.hu

icings.ie

icings.lu

icings.nl

icings.pl

icings.pt

rsi.com.hk

theicing.com.pt

trabajarenclaires.es

werkenbijclaires.nl

5

C.	Trademarks

1.	US Claire’s Marks

Country	Owners[1]	Ownership Percentage	Mark	Classes	Status	Reg. No.
United States of America	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	IT’S AT CLAIRE’S	35	Registered	3817929
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	14	Registered	1925359
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	3	Registered	3319826
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	9	Registered	2908857
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	16	Registered	2908859
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	25	Registered	1891172
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	42	Registered	1890335
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	20	Registered	2967212
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	35	Registered	2974652
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	5	Registered	1929317
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	16	Registered	2978984
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	35	Registered	3190839
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	24	Registered	2900024
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	14	Registered	2996103
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	25	Registered	2925470

[1]

The US Claire’s Marks, including the federal registrations set forth on Schedule III, are jointly owned by CBI Distributing Corp. and CLSIP LLC, with CBI Distributing Corp. owning undivided 82.50% ownership interest in and to the US Claire’s Marks as the majority and controlling owner of the US Claire’s Marks, and CLSIP LLC owning an undivided 17.50% ownership interest in and to the US Claire’s Marks as the minority owner of the US Claire’s Marks. CBI Distributing Corp. is pledging its undivided 82.50% ownership interest in and to the US Claire’s Marks, including the federal registrations set forth on Schedule III. Nothing in the Agreement acts to grant the Collateral Agent or the Secured Parties a security interest in and to the undivided 17.50% ownership interest in and to the US Claire’s Marks owned by CLSIP LLC.

6

Country	Owners[1]	Ownership Percentage	Mark	Classes	Status	Reg. No.
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	26	Registered	2908861
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S	3	Registered	2951866
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S ACCESSORIES	42	Registered	1956047
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S ACCESSORIES	42	Registered	1946557
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S ACCESSORIES and design	35	Registered	2294937
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S BOUTIQUES and design	42	Registered	1514045
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S CLUB	35	Registered	3343775
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S CLUB	25	Registered	2908868
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S CLUB	14	Registered	2908865
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S CLUB	26	Registered	2908191
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S CLUB	3	Registered	2908862
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S CLUB	18	Registered	2908866
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S CLUB	9	Registered	2908863
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S ETC.	42	Registered	2065959
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S ETC.	42	Registered	2064149
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S Logo	35	Registered	3602239
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S Stylized with @ logo	35	Registered	2623039

7

Country	Owners[1]	Ownership Percentage	Mark	Classes	Status	Reg. No.
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	SECRET SANTA CIRCLE	35	Registered	4005371
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	SENSITIVE SOLUTIONS	14	Registered	1951435
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	CLAIRE’S OUTLET	35	Registered	4610591
	CBI Distributing Corp. CLSIP LLC	82.50% 17.50%	ICING BY CLAIRE’S	35	Registered	3050863

2.	Non-US Claire’s Marks

Argentina	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	2672763
	CBI Distributing Corp.	100%	CLAIRE’S	18	Registered	2780180
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	2780181
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	2672764
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	2780182
Armenia	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Australia	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Bahrain	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	45255
Belarus	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Belize	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	4849.07
Botswana	CBI Distributing Corp.	100%	CLAIRE’S	26	Pending
Brazil	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	819044059
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	840527373
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	840527403
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	840527438
Bulgaria	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750

8

Canada	CBI Distributing Corp.	100%	BEE WHO YOU WANNA BE		Registered	TMA657373
	CBI Distributing Corp.	100%	C SWIRL		Registered	TMA765561
	CBI Distributing Corp.	100%	CLAIRE’S		Registered	TMA446820
	CBI Distributing Corp.	100%	CLAIRE’S		Registered	TMA481401
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES		Registered	TMA450271
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES		Registered	TMA537106
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES		Registered	TMA552904
	CBI Distributing Corp.	100%	CLAIRE’S BOUTIQUES & DESIGN		Registered	TMA432178
	CBI Distributing Corp.	100%	CLAIRE’S CLUB		Registered	TMA667768
	CBI Distributing Corp.	100%	ICING		Registered	TMA711637
	CBI Distributing Corp.	100%	ICING BY CLAIRE’S		Registered	TMA678667
	CBI Distributing Corp.	100%	PRINCIE		Registered	TMA574732
	CBI Distributing Corp.	100%	REFLEXIONS		Registered	TMA332968
	CBI Distributing Corp.	100%	THE ICING		Registered	TMA404349
Chile	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	947879
China (People’s Republic)	CBI Distributing Corp.	100%	CLAIRE’S	16	Registered	10608651

	CBI Distributing Corp.	100%	CLAIRE’S	14, 26	Registered	872750

	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	6711303

	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	8662114

	CBI Distributing Corp.	100%	CLAIRE’S	3	Registered	10608653

	CBI Distributing Corp.	100%	CLAIRE’S	9	Pending

	CBI Distributing Corp.	100%	CLAIRE’S	18	Registered	10608650

	CBI Distributing Corp.	100%	CLAIRE’S	21	Registered	10608649

	CBI Distributing Corp.	100%	CLAIRE’S	25	Published

9

CBI Distributing Corp.	100%	CLAIRE’S	28	Registered	10608647
CBI Distributing Corp.	100%	ICING	14	Registered	6538116
CBI Distributing Corp.	100%	ICING	35	Registered	6538117
CBI Distributing Corp.	100%	ICING	18	Registered	11358777
CBI Distributing Corp.	100%	ICING	3	Registered	11358778
CBI Distributing Corp.	100%	ICING	25	Registered	5278540
CBI Distributing Corp.	100%	ICING	26	Registered	10715963
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	3	Registered	11231746
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	9	Registered	11231745
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	14	Registered	11231744
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	16	Registered	11231743
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	18	Registered	11231742
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	21	Registered	11231741
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	25	Registered	11231740
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	26	Registered	11231739
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	28	Registered	11231738
CBI Distributing Corp.	100%	KE LAI ER SI (CLAIRE’S in Chinese)	35	Registered	11231737

10

Colombia	CBI Distributing Corp.	100%	CLAIRE’S	42	Registered	192406
	CBI Distributing Corp.	100%	CLAIRE’S		Registered	330360
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	459364
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	462741
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	461450
Costa Rica	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	178034
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	223.014
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	223.016
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	223.017
Dominican Republic	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	211884
	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26	Registered	203520
Ecuador	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	282311
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	6714-12
	CBI Distributing Corp.	100%	CLAIRE’S	18	Registered	5292-12
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	5294-12
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	5295-12
Egypt	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	198659
	CBI Distributing Corp.	100%	ICING	14, 25, 26, 35	Pending
El Salvador	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	207Book101
EU (CTM)	CBI Distributing Corp.	100%	CLAIRE’S	14, 18, 26	Registered	6584221
	CBI Distributing Corp.	100%	CLAIRE’S	3, 4, 9, 12, 21, 35	Registered	2846087
	CBI Distributing Corp.	100%	CLAIRE’S	14, 25	Registered	76265
	CBI Distributing Corp.	100%	CLAIRE’S	35, 42	Registered	1862200

11

	CBI Distributing Corp.	100%	CLAIRE’S BOUTIQUES	14, 25, 35, 42	Registered	235333
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES	14, 25, 35, 42	Registered	235374
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES	14, 25, 35	Registered	428417
	CBI Distributing Corp.	100%	CLAIRE’S CLUB	3, 4, 9, 11, 14, 16, 20, 21, 22, 24, 25, 26	Registered	3140878
	CBI Distributing Corp.	100%	CLAIRE’S COLLECTION	3, 14, 25, 26	Registered	76166
	CBI Distributing Corp.	100%	CLAIRE’S ETC.	14, 25, 35, 42	Registered	235291
	CBI Distributing Corp.	100%	ICING	3, 42	Registered	2789154
	CBI Distributing Corp.	100%	ICING	3, 9, 14, 16, 18, 21, 25, 26, 28, 35	Registered	012599891
	CBI Distributing Corp.	100%	ICING BY CLAIRE’S	35	Registered	6282859
	CBI Distributing Corp.	100%	ICINGS	14, 25, 35	Registered	426312
	CBI Distributing Corp.	100%	THE ICING ACCESSORIES & DESIGN	14, 25, 35	Registered	426270
Georgia	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Ghana	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Guatemala	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	156393
Honduras	CBI Distributing Corp.	100%	CLAIRE’S		Registered	11492
Hong Kong	CBI Distributing Corp.	100%	CLAIRE’S	9, 14, 18, 20, 21, 24, 25, 26, 28	Registered	301369701
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	300246276

12

Iceland	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
India	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	1579528
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	1375799
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	2273273
	CBI Distributing Corp.	100%	CLAIRE’S	28	Registered	2273274
	CBI Distributing Corp.	100%	CLAIRE’S	21	Registered	2273271
	CBI Distributing Corp.	100%	CLAIRE’S	3, 18, 25	Pending
	CBI Distributing Corp.	100%	CLAIRE’S	18, 26	Published
	CBI Distributing Corp.	100%	CLAIRE’S	9	Registered	2273269
Indonesia	CBI Distributing Corp.	100%	CLAIRE’S	14, 26	Registered	IDM000269734
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	IDM000403561
Int’l – Madrid Protocol	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	1263860
	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 42	Registered	872750
Israel	Claire’s Boutiques, Inc.	100%	Claire’s & @ logo	35	Registered	142605
Jamaica	CBI Distributing Corp.	100%	CLAIRE’S		Registered	57734
Japan	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	4173259
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	4225283
	CBI Distributing Corp.	100%	Claire’s & @ logo	14	Registered	4316622
	CBI Distributing Corp.	100%	CLAIRE’S & Japanese characters	18	Registered	4173261
	CBI Distributing Corp.	100%	CLAIRE’S & Japanese characters	26	Registered	4227498
	CBI Distributing Corp.	100%	CLAIRE’S & Japanese characters	14	Registered	4173260
	CBI Distributing Corp.	100%	CLAIRE’S & Japanese characters	35	Registered	4068474

13

	CBI Distributing Corp.	100%	CLAIRE’S & Japanese characters	35	Registered	5254831
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES	9, 14, 18, 25	Registered	4384017
	CBI Distributing Corp.	100%	CLAIRE’S in Japanese characters	6, 8, 14, 18, 21, 25, 26	Registered	2661230
	CBI Distributing Corp.	100%	CLAIRE’S stylized	35	Registered	5255217
	CBI Distributing Corp.	100%	CLAIRE’S stylized	3, 8, 10, 14, 18, 21, 25, 26	Registered	4077459
	CBI Distributing Corp.	100%	ICING	35	Registered	140055
Lebanon	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	95458
Lesotho	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Liechtenstein	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Malaysia	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	09000349
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	09000350
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	09000351
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	20122014317
Mexico	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	970492
	CBI Distributing Corp.	100%	CLAIRE’S	42	Registered	521186
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	1457103
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	1349996
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	1295890
Monaco	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Namibia	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
New Zealand	CBI Distributing Corp.	100%	Claire’s & “@” logo	14, 35	Registered	806327
Nicaragua	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	0802817

14

Nigeria	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Norway	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	233273
Oman	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Pakistan	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Panama	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	165604
	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	211198
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	211197
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	211200
Paraguay	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	375410
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	385020
Peru	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	66528
Philippines	CBI Distributing Corp.	100%	CLAIRE’S	14, 26, 35	Registered	4-2012-008328
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	4-2012-210172
Poland	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	204878
Qatar	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	48479
	CBI Distributing Corp.	100%	ICING	14, 25, 26, 35	Pending
Romania	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
Russian Federation	CBI Distributing Corp.	100%	CLAIRE’S	14, 26	Registered	872750
	CBI Distributing Corp.	100%	ICING	14	Registered	1436016141
	CBI Distributing Corp.	100%	ICING	26	Registered	1436016143
	CBI Distributing Corp.	100%	ICING	35	Registered	1436016144
Serbia	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	67601
Singapore	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750

15

South Africa	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	2009/05885
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	2009/08556
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	2004/09338
	CBI Distributing Corp.	100%	CLAIRE’S	25	Published
Swaziland	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Published
Switzerland	CBI Distributing Corp.	100%	Claire’s @ logo		Registered	517937
	CBI Distributing Corp.	100%	CLAIRE’S	3, 14, 25, 35	Registered	507253
	CBI Distributing Corp.	100%	CLAIRE’S & @ logo	3, 14, 25, 35	Registered	507888
	CBI Distributing Corp.	100%	CLAIRE’S ACCESSORIES	3, 14, 25, 35	Registered	507908
Taiwan	CBI Distributing Corp.	100%	CLAIRE’S	14, 26, 35	Registered	1383039
	CBI Distributing Corp.		CLAIRE’S	3, 9, 14, 16, 18, 21, 25, 26, 28, 35	Registered	1636275
Thailand	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	TM319893
	CBI Distributing Corp.	100%	CLAIRE’S	26	Registered	TM320726
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	SM68822
Turkey	CBI Distributing Corp.	100%	CLAIRE’S	3, 14, 16, 25, 26, 35	Registered	200331890
	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending
Ukraine	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Registered	872750
	CBI Distributing Corp.	100%	ICING	14	Registered	191737
	CBI Distributing Corp.	100%	ICING	25	Registered	191738
	CBI Distributing Corp.	100%	ICING	26	Registered	191739
	CBI Distributing Corp.	100%	ICING	35	Registered	191740
United Kingdom	CBI Distributing Corp.	100%	ICING	3, 8, 21	Registered	2284683
Uruguay	CBI Distributing Corp.	100%	CLAIRE’S	14, 35	Registered	432942

16

Venezuela	CBI Distributing Corp.	100%	CLAIRE’S	14	Registered	P-347986
	CBI Distributing Corp.	100%	CLAIRE’S	18	Published
	CBI Distributing Corp.	100%	CLAIRE’S	26	Published
	CBI Distributing Corp.	100%	CLAIRE’S	35	Registered	S-061612
Vietnam	CBI Distributing Corp.	100%	CLAIRE’S	3, 14, 26, 35	Registered	163209
	CBI Distributing Corp.	100%	CLAIRE’S	25	Registered	216702
Zambia	CBI Distributing Corp.	100%	CLAIRE’S	14, 25, 26, 35	Pending

D.	Copyrights

Country	Claimant	Title	Reg No.
United States of America	CBI Distributing Corporation	Claire’s product development: Jan. 2003	VAu000584057
	CBI Distributing Corporation	Claire’s gifts to go : 2003 accessory product	VAu000581995
	CBI Distributing Corporation	Claire’s Club (aka Kids Club gifts to go program 2003)	VAu000593275
	CBI Distributing Corporation	Slam book & Sports slam book	VAu000592144
	CBI Distributing Corporation	Claire’s product development 2004	VAu000616999
	CBI Distributing Corporation	Claire’s Club : gifts to go 2004 (aka Claire’s product development 2004)	VAu000634258

E.	IP Licenses

Intellectual Property Agreement, dated as of the date hereof, by and among CLSIP LLC and CBI Distributing Corp.

17

SCHEDULE III

Filing Jurisdictions

GRANTOR	JURISDICTION
Claire’s Stores, Inc.	Florida
Claire’s Inc.	Delaware
Claire’s Puerto Rico Corp.	Delaware
CBI Distributing Corp.	Delaware
Claire’s Boutiques, Inc.	Colorado
Claire’s Canada Corp.	Delaware
BMS Distributing Corp.	Delaware
CSI Canada LLC	Delaware

18

SCHEDULE IV

Commercial Tort Claims

None.

19

SCHEDULE V

Accounts and Inventory Not in the Ordinary Course of Business

None.

20